Exhibit 1.1

NXP B.V.

NXP FUNDING LLC

NXP USA, INC.

$500,000,000 4.400% SENIOR NOTES DUE 2027

$1,000,000,000 5.000% SENIOR NOTES DUE 2033

AS GUARANTEED BY NXP SEMICONDUCTORS N.V.

UNDERWRITING AGREEMENT

May 12, 2022

May 12, 2022

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

As Representatives of the several Underwriters (as defined below)

Ladies and Gentlemen:

NXP B.V., a company incorporated under the laws of The Netherlands with its corporate seat at Eindhoven, The Netherlands (the “Company”), NXP Funding LLC, a Delaware limited liability company (“NXP Funding”) and NXP USA, Inc., a Delaware corporation (“NXP USA”, and together with NXP Funding, the “Co-Issuers” (each of NXP Funding and NXP USA, a “Co-Issuer”) and the Co-Issuers together with the Company, the “Issuers”), propose to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC are acting as representatives (the “Representatives”), $500,000,000 aggregate principal amount of their 4.400% Senior Notes due 2027 and $1,000,000,000 aggregate principal amount of their 5.000% Senior Notes due 2033 (collectively, the “Securities”).

The Securities will be issued under a base indenture to be dated as of May 16, 2022 (the “Base Indenture”) among the Issuers, NXP Semiconductors N.V., the Company’s holding company (the “Guarantor”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the first supplemental indenture to be dated as of May 16, 2022 (the “First Supplemental Indenture,” together with the Base Indenture, the “Indenture.”)

The payment of principal of, premium and interest on the Securities will be guaranteed on a senior basis, on the Closing Date, by the Guarantor (such guarantee, the “Guarantee”).

The transactions contemplated by this Agreement are collectively referred to as the “Transactions.”

1. Representations and Warranties of the Issuers and the Guarantor. The Issuers and the Guarantor, jointly and severally, represent and warrant to, and agree with, you that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-3 (File No. 333-263733) in respect of the Securities has been filed by the Issuers and the Guarantor with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Issuers and the Guarantor, has been threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuers and the Guarantor (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act together with the Basic Prospectus is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding the Statement of Eligibility and Qualification under the Trust Indenture Act and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined below), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 6(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Registration Statement or such prospectus; any reference herein to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”). No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information furnished in writing to the Issuers and the Guarantor by an Underwriter through the Representatives expressly for use therein, which for the avoidance of doubt, solely consists of the information contained in Exhibit D herein.

(b) For the purposes of this Agreement, the “Applicable Time” is 2:45 p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet in the form attached as Schedule II hereto and to be filed pursuant to Section 6(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Provided Information.

(c) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder, and when read together with other information in the Registration Statement, the Pricing Prospectus and the Prospectus, at the respective times they became effective or were filed with the Commission, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Provided Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth in Schedule II(b) hereto. As used herein, the term “business day” shall mean any day when the EDGAR System on the Commission’s website is accepting filings.

(d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date and as of the Closing Date (as defined below) as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Provided Information.

(e) (A) (i)At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Issuers and Guarantor or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Issuers and the Guarantor are “well-known seasoned issuers” as defined in Rule 405 under the Securities Act; and (B) at the earliest time after the filing of the Registration Statement that the Issuers and the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, the Issuers and the Guarantor were not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(f) Other than the final term sheet in the form attached as Schedule II hereto, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act. The Issuers and the Guarantor have complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(g) Each of the Issuers and the Guarantor has been duly organized or incorporated, as the case may be, is validly existing as a corporation or other entity under the laws of the jurisdiction of its incorporation or formation, is a corporation or other entity in good standing, where such concept exists, under the laws of the jurisdiction of its incorporation, has all corporate power and authority necessary to own its property and to conduct its business as described in the Pricing Prospectus and Prospectus and is duly qualified to transact business and is in good standing, where such concept exists, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or good standing, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the business, properties, management, operations, financial position, shareholders’ equity, results of operations or prospects of the Guarantor and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(h) Each Designated Subsidiary of the Guarantor has been duly organized or incorporated, as the case may be, is validly existing as a corporation or other entity under the laws of the jurisdiction of its incorporation or formation, is a corporation or other entity in good standing, where such concept exists, under the laws of the jurisdiction of its incorporation, has all corporate power and authority necessary to own its property and to conduct its business as described in the Pricing Prospectus and Prospectus and is duly qualified to transact business and is in good standing, where such concept exists, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or good standing, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the issued shares of capital stock of each Designated Subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims except (A) as disclosed in the Pricing Disclosure Package or permitted by the Indenture and (B) for directors’ qualifying shares. “Designated Subsidiary” means each subsidiary of the Guarantor as of the date hereof that is a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X.

(i) This Agreement has been duly authorized, executed and delivered by each of the Issuers and the Guarantor.

(j) Each of the Base Indenture and the First Supplemental Indenture, as of the Closing Date, will have been duly qualified under the Trust Indenture Act and duly authorized by each of the Issuers and the Guarantor and, when executed and delivered by each of the Issuers and the Guarantor and the Trustee, will be a valid and binding agreement of each of the Issuers and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, administration, reorganization, financial assistance, fraudulent transfer, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(k) The Securities, as of the Closing Date, will be duly authorized by each of the Issuers, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding joint and several obligations of the Issuers, enforceable in accordance with their terms, subject to applicable bankruptcy, administration, reorganization, financial assistance, fraudulent transfer, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued.

(l) As of the Closing Date, the Guarantee will have been authorized by the Guarantor and will have been duly executed and delivered by the Guarantor. When the Securities have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Guarantee will constitute the valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, administration, reorganization, financial assistance, fraudulent transfer, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law).

(m) The execution and delivery by each of the Issuers and the Guarantor of, and the performance by each of the Issuers and the Guarantor of its obligations under, this Agreement, the Indenture, the Securities or the Guarantee and the consummation of the transactions contemplated by this Agreement, the Indenture, the Securities or the Guarantee will not contravene (I) (i) any provision of applicable law or (ii) the certificate of incorporation, memorandum or articles of association or by-laws or other constituent documents of such Issuer or the Guarantor or (iii) any agreement or other instrument binding upon such Issuer or the Guarantor or any of its subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Issuer or the Guarantor or any subsidiary, except with respect to (i), (iii) and (iv) insofar as would not reasonably be expected to have a Material Adverse Effect; and (II) no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by each of the Issuers and the Guarantor of its obligations under this Agreement, the Indenture, the Securities or the Guarantee, except (A) such as may be required by the securities or Blue Sky laws of the various U.S. states in connection with the offer and sale of the Securities, or (B) such consent, approval authorization or order of or qualification with, which failure to obtain would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the power or ability of the Issuers or the Guarantor to consummate the transactions contemplated by this Agreement, the Indenture, the Securities or the Guarantee.

(n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Pricing Disclosure Package provided to prospective purchasers of the Securities.

(o) There are no legal or governmental proceedings pending or, to the best knowledge of the Guarantor, threatened to which the Guarantor or any of its subsidiaries is a party or to which any of the properties of the Guarantor or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Pricing Disclosure Package or proceedings that would not reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the power or ability of the Issuers or the Guarantor to consummate the transactions contemplated by this Agreement, the Indenture, the Securities or the Guarantee.

(p) The Guarantor and its subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Except as disclosed in the Pricing Disclosure Package, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Subsequent to the respective dates as of which information is given in the Pricing Prospectus and Prospectus, (i) neither of the Issuers nor the Guarantor have incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, in such case, not in the ordinary course of business or as described in the Pricing

Prospectus and Prospectus, respectively; (ii) the Guarantor has not purchased any of its outstanding capital stock, except for purchases made under the Guarantor’s 10b5-1 plan, 10b-18 plan and tax withholding pursuant to its equity incentive plans, nor, except as disclosed in the Pricing Prospectus and Prospectus, have declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of either the Issuers or the Guarantor except as described in the Pricing Prospectus and Prospectus. Neither the Guarantor nor any of its subsidiaries have sustained, since December 31, 2021, any loss or interference with its business from fire, explosion, flood or other calamity, regardless of whether or not covered by insurance, or from any court or governmental action, order or decree, other than any such loss or interference that, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect.

(s) Each of the Guarantor and its subsidiaries has good and marketable title to all real property and good and marketable title to all personal property owned by it that is material to the business of the Guarantor and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Pricing Disclosure Package, such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Guarantor or any of its subsidiaries or such that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and any real property and buildings held under lease by either the Guarantor or any of its subsidiaries, which is material to the business of the Guarantor and its subsidiaries taken as a whole, are held by it under valid, subsisting and enforceable leases with such exceptions as are described in the Pricing Prospectus and Prospectus that are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Guarantor or any of its subsidiaries or as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(t) The Guarantor and its subsidiaries, taken together, own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and neither the Guarantor nor any of its subsidiaries have received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(u) Except as described in the Pricing Disclosure Package, no material labor dispute with the employees of the Guarantor or any of its subsidiaries exists or, to the best knowledge of the Guarantor, is imminent; and the Guarantor is not aware of any existing threatened, or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) The Guarantor and each of its subsidiaries and its or their owned and leased properties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the business in which it is engaged except where neither the Guarantor nor any of its subsidiaries has elected to be self-insured; and neither the Guarantor nor any of its subsidiaries has any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not reasonably be expected to have a Material Adverse Effect.

(w) The Guarantor and each of its subsidiaries possesses all material certificates, authorizations, approvals, licenses, concessions and permits issued by the appropriate governmental, regulatory and other authorities necessary to conduct their respective businesses, and neither the Guarantor nor any of its subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(x) The Guarantor and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Prospectus and Prospectus is accurate. Since the end of the Guarantor’s most recent audited fiscal year, the Guarantor is not aware of any material weakness in its internal control over financial reporting (whether or not remediated), and there has been no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.

(y) (i) The information included or incorporated by reference in the Pricing Prospectus and Prospectus in respect of (1) “other incidental items”, “Adjusted Net Income” and “Adjusted EBITDA” (collectively, the “Specific Information”), and (2) “PPA effects” of the Guarantor and its subsidiaries (the “PPA Effects”) is true and accurate in all material respects, and presents fairly in all material respects the relevant information as of the dates shown and for the periods shown, (ii) the Specific Information and the PPA Effects have been derived and/or correctly extracted from the accounting and operational systems and records of the Guarantor and its subsidiaries, without material adjustment, and (iii) all such information has been compiled and prepared under the supervision of the Chief Financial Officer of the Guarantor on a consistent basis in conformity with (a) in the case of the Specific Information, the Guarantor’s policies and procedures for calculating such Specific Information, or (b) in the case of the PPA Effects, in accordance with U.S. GAAP, which have been consistently applied.

(z) Except as described in the Pricing Disclosure Package, there are no contracts, agreements or understandings between either the Guarantor or any of its subsidiaries and any person that would give rise to a valid claim against either the Guarantor or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(aa) In connection with the transactions contemplated by this agreement, neither the Guarantor nor any of its subsidiaries has taken, nor will take within a period of 30 days from the completion of the distribution of the Securities by the Underwriters as notified to the Issuers by the Representatives, any action for the purpose of stabilizing or manipulating the price of the Securities.

(bb) Each Issuer and the Guarantor has the power to submit, and pursuant to Section 15 of this Agreement has or will have, as the case may be, and to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of any New York State or United States Federal court sitting in The City of New York, and has the power to designate, appoint and empower, and pursuant to Section 16 of this Agreement, has or will have, as the case may be, legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any New York State or United States Federal court sitting in The City of New York.

(cc) Each of the historical financial statements of the Guarantor and its subsidiaries, together with the related notes and schedules, included or incorporated by reference in the Pricing Prospectus and Prospectus present fairly, in all material respects, the financial position of the Guarantor and its consolidated subsidiaries as at the dates indicated and the condition, results of operations and cash flows of the Guarantor and its consolidated subsidiaries as of the dates for the periods specified; such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein); the Guarantor conducts all of its business through the Company, a wholly owned subsidiary, and the Guarantor’s only material assets are the direct ownership of 100% of the shares in the Company, and the financial statements of the Guarantor are substantially identical to those of the Company, except for certain intercompany eliminations and that the Guarantor is the Issuer of the Cash Convertible Notes (as defined in the Pricing Disclosure Package); the other financial data set forth in each of the Pricing Prospectus and Prospectus are accurately presented and prepared, where applicable, on a basis consistent with the financial statements and books and records of the Guarantor and its subsidiaries; and neither the Guarantor nor its subsidiaries has any material liabilities or obligations, direct or, to the best of their knowledge, contingent (including any off-balance sheet obligations), not disclosed in the Pricing Prospectus and Prospectus that would be required to be included in the financial statements according to U.S. GAAP.

(dd) Any statistical and market-related data contained in the Pricing Prospectus and Prospectus are based on or derived from sources that the Issuers and the Guarantor believe to be reasonably reliable and accurate, and the Issuers or the Guarantor have obtained the written consent to the use of such data from such sources to the extent required.

(ee) All tax returns required to be filed by each Issuer and the Guarantor have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from any of the Issuers or the Guarantor have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided, and in each case, except as would not have a Material Adverse Effect, and no tax deficiency has been determined adversely to any of the Issuers or the Guarantor which has had (nor does any of the Issuers or the Guarantor have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to such Issuer or the Guarantor and which could reasonably be expected to have) a Material Adverse Effect.

(ff) Except for any net income or franchise taxes imposed on the Underwriters by The Netherlands or the United States or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than as a result of the Transactions) between the Underwriters and the jurisdiction imposing such tax, no value added tax or other similar taxes levied by reference to added value or sales (“VAT”) will be due and no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to The Netherlands or the United States or the State of Delaware or any political subdivision or taxing authority thereof or therein, in connection with (i) the execution and authentication of the Securities; (ii) the sale of the Securities to the Underwriters in the manner contemplated herein; or (iii) the resale and delivery of such Securities by the Underwriters in the manner contemplated in the Pricing Prospectus and Prospectus.

(gg) The place of effective management of each of the Guarantor and the Company is situated in The Netherlands and each is a resident of The Netherlands for Dutch domestic tax purposes. To the best of the knowledge of the Guarantor, no tax authority of a state with which The Netherlands has concluded a tax treaty has claimed the Guarantor or the Company to be a resident of that state for its domestic tax purposes, nor does the Guarantor expect such tax authority to claim this.

(hh) Each Issuer and the Guarantor is not (i) in violation of its memoranda or articles of association, by-laws or other organizational documents; (ii) in default, and no event exists that, with notice or lapse of time or both, would constitute such a default, in the performance or observance by each Issuer or the Guarantor of any obligation, agreement, covenant or condition contained in any indenture, mortgage, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which its property or assets are subject; or (iii) in violation of any applicable law, statute, rule or regulation or any judgment or order of any court or arbitrator or governmental or regulatory authority, except, with respect to clauses (ii) and (iii) only, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) (i) None of the Issuers or the Guarantor and none of their respective subsidiaries (collectively, the “Entity”), directors, executive officers or, to the knowledge of the Entity, any other officer, employee, agent, controlled affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, or so-called Luhansk People’s Republic or any other covered region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, provided that the Entity makes no representation with respect to any violation of any Sanctions as a result of (i) the use by the Underwriters of any fees or moneys paid by the Company to the Underwriters in connection with the offer and sale of Securities, or (ii) the use, without the knowledge of the Entity, by any recipient of the proceeds of the offering in a manner that will result in the violation of Sanctions by any Person. The Entity represents and covenants that for the past three years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(jj) The operations of each of the Issuers, the Guarantor and their respective subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) and the applicable anti-money laundering statutes of jurisdictions where each Issuer and the Guarantor conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Issuer or the Guarantor with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Issuers and the Guarantor, threatened.

(kk) Neither any of the Issuers nor the Guarantor, nor any of their respective subsidiaries or controlled affiliates, nor any director or executive officer, nor, to the Issuers’ and the Guarantor’s knowledge, any other officer, employee, agent or representative of the Issuers or the Guarantor or of any of their respective subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Guarantor and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein. No part of the proceeds of the offering will be used, directly or indirectly, in violation of applicable anti-corruption laws, or the rules or regulations thereunder.

(ll) Each Issuer and the Guarantor is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(mm) On and immediately after the Closing Date, the Guarantor and its subsidiaries (after giving effect to the issuance of the Securities and to the other transactions related thereto as described in the Pricing Prospectus and Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, (i) the fair value and present fair saleable value of the assets of the Guarantor and its subsidiaries taken as a whole on a going concern basis will exceed the sum of their stated liabilities and identified contingent liabilities taken as a whole; and (ii) the Guarantor and its subsidiaries on a consolidated basis will not be left with unreasonably small capital with which to carry on their business as it is proposed to be conducted, and are presently able to pay their debts as they mature. To the best of the knowledge of the Guarantor, no proceedings have been commenced for purposes of, and no judgment has been rendered for, the administration, liquidation, bankruptcy or winding-up of the Company, the Co-Issuers or the Guarantor.

(nn) KPMG Accountants N.V., which has audited the Guarantor’s and its subsidiaries’ consolidated statements of operations, comprehensive income, cash flows and changes in equity for the year ended December 31, 2019, and the related notes (collectively, the consolidated financial statements) included or incorporated by reference in the Pricing Disclosure Package and who will deliver the letters referred to in Section 5(g), was previously an independent registered public accounting firm with respect to the Guarantor and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations thereunder.

(oo) Ernst & Young Accountants LLP, which has audited the Guarantor’s consolidated financial statements as of December 31, 2021 and for the year ended December 31, 2021 and has reviewed the Guarantor’s consolidated financial statements as of April 3, 2022 and for each of the three-month periods ended April 3, 2022 and April 4, 2021 included or incorporated by reference in the Pricing Disclosure Package and who will deliver the letters referred to in Section 5(g), is an independent registered public accounting firm with respect to the Guarantor and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations thereunder.

(pp) NXP Funding (i) is a disregarded entity for U.S. federal income tax purposes, (ii) is, and at all times prior to the Closing Date will be, a wholly owned direct subsidiary of the Company, (iii) does not, and at all times prior to the Closing Date will not, have any material assets, liabilities or obligations, direct or contingent (including any off-balance sheet obligations), and (iv) has not engaged, and at all time prior to the Closing Date will not engage, in any business activities or conduct any operations, other than the offering and servicing of the Existing Notes (as defined in the Pricing Disclosure Package) and the offering of the Securities.

(qq) The interactive data, if any, in eXtensible Business Reporting Language incorporated by reference in the Pricing Prospectus and Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(rr) (i)(x) There has been no security breach or other compromise of or relating to any of the Guarantor’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Guarantor and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Guarantor and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of each of clause (i) and (ii) above, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (iii) the Guarantor and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

2. Agreements to Sell and Purchase. The Issuers hereby agree to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Issuers the respective principal amounts of Securities set forth in Schedule I hereto opposite its respective name at a purchase price of 99.521% of the principal amount of the 2027 Notes and 99.301% of the principal amount of the 2033 Notes (together, the “Purchase Price”) plus accrued interest, if any, to the Closing Date.

3. Terms of Offering. You have advised the Issuers that the Underwriters and certain of their affiliates will make an offering of the Securities purchased by the Underwriters hereunder on the terms to be set forth in the Pricing Disclosure Package, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4. Payment and Delivery. Payment for the Securities shall be made to the Issuers and the Guarantor in United States Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Underwriters at 9:00 a.m., New York City time, on May 16, 2022 or at such later date with respect to any series not more than three business days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuers and the Guarantor. The time and date of such payment are hereinafter referred to as the “Closing Date”.

The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid by the Issuers and the Guarantor, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded to the Guarantor or any of its subsidiaries or any of their respective securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Pricing Disclosure Package provided to prospective purchasers of the Securities that, in your judgment, is material and adverse and that makes it, in your judgment after consultation (if practicable) with the Issuers, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Guarantor, on behalf of the Guarantor and the Issuers, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Guarantor and the Issuers contained in this Agreement that are not qualified by materiality are true and correct in all material respects as of the Closing Date and the representations and warranties of the Guarantor and the Issuers contained in this Agreement that are qualified by materiality are true and correct as of the Closing Date and that each of the Guarantor and the Issuers has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may do so having made due enquiry and without personal liability to the Underwriters as a result thereof and may rely upon the best of his or her knowledge as to proceedings threatened.

(c) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission.

(d) The Underwriters shall have received on the Closing Date an opinion, negative assurance letter and tax opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special U.S. counsel for the Issuers and the Guarantor (“Skadden”), dated as of the Closing Date, substantially in the forms attached as Exhibits A-1, A-2 and A-3, respectively. The Underwriters shall have also received on the Closing Date an opinion of Skadden with respect to matters concerning taxation, dated as of the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(e) The Underwriters shall have received on the Closing Date an opinion of De Brauw Blackstone Westbroek N.V., special Dutch counsel for the Company and the Guarantor, dated as of the Closing Date, in a form reasonably satisfactory to the Representatives, and an opinion from the Company’s in-house counsel, dated as of the Closing Date, substantially in the forms attached as Exhibits B-1 and B-2, respectively.

(f) The Underwriters shall have received on the Closing Date an opinion and disclosure letter of Davis Polk & Wardwell LLP, special U.S. counsel for the Underwriters, dated as of the Closing Date in a form reasonably satisfactory to the Underwriters.

(g) The Underwriters shall have received, in the agreed form, on each of the date hereof and the Closing Date, letters, dated the date hereof and the Closing Date, in form and substance satisfactory to the Underwriters, from KPMG Accountants N.V. and Ernst & Young Accountants LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Guarantor contained in or incorporated by reference into the Pricing Prospectus and Prospectus; provided that the letter delivered on the Closing Date by Ernst & Young Accountants LLP shall use a “cut-off date” not earlier than three days prior to the Closing Date.

(h) The Underwriters shall have received a certificate, on each of the date hereof and the Closing Date, of the Chief Financial Officer of the Guarantor confirming the accuracy of certain financial information contained in the Pricing Prospectus and Prospectus and any Issuer Free Writing Prospectus, as applicable, substantially in the form attached hereto as Exhibit C.

(i) The Underwriters and counsel for the Underwriters shall have received such information, certificates, documents and opinions as the Underwriters may reasonably require for the purposes of enabling you to effect the transactions contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

Opinions referred to in Sections 5(d) through 5(f) above shall be rendered to the Underwriters at the request of an Issuer or the Guarantor, as the case may be, and may so state therein.

6. Covenants of the Issuers and the Guarantor. In further consideration of the agreements of the Underwriters contained in this Agreement, each of the Issuers and the Guarantor covenants with each Underwriter as follows:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you in your reasonable judgment promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file the term sheet attached hereto as Schedule II pursuant to Rule 433(d) under the Securities Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required under the Securities Act in connection with the offering or sale of the Securities; to advise you during the period the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required under the Securities Act in connection with the offering or sale of the Securities, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use all reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you in your reasonable judgment promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you should reasonably request, provided that in connection therewith the Issuers and the Guarantor are not required to qualify as foreign corporations, execute a general consent to service of process in any such jurisdiction, subject themselves to taxation or otherwise incur unreasonable expense;

(e) Prior to 6:00 p.m., New York City time, on the business day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with electronic copies of the Prospectus as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(f) If at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Provided Information.

(g) During the period beginning from the date hereof and continuing to and including the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company that are substantially similar to the Securities, without the prior written consent of the Representatives;

(h) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(i) To make generally available to its securityholders as soon as practicable an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Issuers’ and the Guarantor’s counsel and the Issuers’ and the Guarantor’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Pricing Prospectus, Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements thereto, including all printing costs associated therewith, and the mailing and delivering of copies thereof (including any form of electronic distribution), in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vi) the cost of the preparation, issuance and delivery of the Securities, (vii) the costs and expenses of the Issuers relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, and (viii) all other cost and expenses incident to the performance of the obligations of the Issuers hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and travel expenses of the Representatives attending road show meetings, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make;

(k) The Issuers shall apply the proceeds from the offering of the Securities as described in the “Use of Proceeds” section of the Pricing Prospectus and Prospectus. The incurrence of the indebtedness under the Securities is permitted under the terms of each of the Existing Notes and the Revolving Credit Agreement (each as defined in the Pricing Disclosure Package).

7. Offering of Securities. Each Underwriter represents and agrees that, without the prior consent of the Issuers, Guarantor and the Representatives, other than one or more term sheets relating to the Securities, containing certain information contemplated by the final term sheet in the form attached as Schedule II hereto and related customary marketing information (which marketing information shall have been agreed to by the Issuers and the

Guarantor), and conveyed to purchasers of Securities in an electronic format customary in the industry, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; and any such free writing prospectus the use of which has been consented to by the Company and the Representatives (other than the final term sheet in the form attached as Schedule II hereto) is listed on Schedule II(a) hereto

8. Indemnity and Contribution. (a) The Issuers and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Issuers and the Guarantor in writing by such Underwriter through you expressly for use therein, which such information, for the avoidance of doubt, is contained in Exhibit D herein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuers and the Guarantor, their directors, officers and each person, if any, who controls the Issuers and the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers and the Guarantor to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Issuers and the Guarantor in writing by such Underwriter through you expressly for use in the Pricing Disclosure Package, Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus or any amendments or supplements thereto, which such information, for the avoidance of doubt, is contained in Exhibit D herein.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantor, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuers and the Guarantor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Issuers and the total discounts and commissions received by the Underwriters, in each case as set forth in the Pricing Prospectus and Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Issuers and the Guarantor on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e) The Issuers, the Guarantor and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Issuers and the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of any of the Issuers, the Guarantor, their officers or directors or any person controlling such Issuer or the Guarantor and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, on behalf of the Issuers and the Guarantor, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of Eurolist by Euronext Amsterdam, the New York Stock Exchange or the Nasdaq National Market or the NASDAQ Global Select, (ii) trading of any securities of the Guarantor or the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or The Netherlands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State or Dutch authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange controls or any calamity or crisis that, in your judgment, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives (after consultation with the Company, if practicable), impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Issuers for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Issuers. In any such case either the Representatives or the Issuers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Pricing Disclosure Package or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any of the Issuers or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Issuers or the Guarantor shall be unable to perform its obligations under this Agreement, the Issuers and the Guarantor will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement represents the entire agreement between the Issuers, the Guarantor and the Underwriters with respect to the preparation of the Pricing Disclosure Package, Pricing Prospectus, Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Issuers and the Guarantor acknowledge that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Issuers, the Guarantor or any other person, (ii) the Underwriters owe the Issuers and the Guarantor only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of the Issuers and the Guarantor. The Issuers and the Guarantor waive to the fullest extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 12, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page by facsimile, email (PDF) or other electronic signature shall be effective as delivery of a manually executed counterpart of this Agreement.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Jurisdiction. Each Issuer and the Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Pricing Disclosure Package, Prospectus or the offering of the Securities. Each Issuer and the Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Issuers and the Guarantor have or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each Issuer and the Guarantor irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. As a matter of Dutch law, the assets of the Issuer, and of the Guarantor, are not intended for public use (openbare dienst) and as a result the Company, and the Guarantor, are not entitled to immunity from legal proceedings, nor are its assets immune from execution. Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Underwriters in any competent court in The Netherlands.

16. Appointment of Agent for Service of Process. The Company and the Guarantor (on or prior to the Closing Date) hereby irrevocably appoint NXP Funding LLC, 251 Little Falls Drive, Wilmington, Delaware 19808, United States as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it by courier and by certified mail (return receipt requested), fees and postage prepaid, at the office of such agent. The Company and the Guarantor waive, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company and the Guarantor represent and warrant that such agent has agreed to act as the Company’s and the Guarantor’s agent for service of process, and the Company and the Guarantor agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

17. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of any of the Issuers or the Guarantor, as the case may be, with respect to any sum due from it to the Underwriters or any person controlling the Underwriters shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Underwriters or controlling person of any sum in such other currency, and only to the extent that the Underwriters or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Underwriters or controlling person hereunder, the Issuers and the Guarantor agree as a separate joint and several obligation and notwithstanding any such judgment, to indemnify the Underwriters or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriters or controlling person hereunder, the Underwriters or controlling person agrees to pay to any of the Issuers and the Guarantor, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters or controlling person hereunder.

18. Taxes. (a) All payments to be made by the Issuers and/or the Guarantor under this Agreement (including, for purposes of this provision, to any relevant extent, the difference between the Purchase Price and the principal amount of the relevant Securities) shall be paid free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies or imposts by The Netherlands or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (collectively, “Taxes”). If any Taxes are required by law to be deducted or withheld in connection with such payments, the Issuers or the Guarantor, as the case may be, will increase the amount paid so that the full amount of such payment is received by the Underwriters.

(b) All fees and amounts payable by each of the Issuers and/or the Guarantor to the Underwriters under this Agreement (including, for purposes of this provision, to any relevant extent, the difference between the Purchase Price and the offering price of the securities) are exclusive of any VAT. If the transactions described in this Agreement are subject to VAT, the

Underwriters shall provide the Company with a valid invoice that complies with all relevant tax regulations and that specifically states the applicable VAT. Provided the Underwriters have stated the applicable VAT on the invoice, the Company will pay the Underwriters the applicable VAT. The Company reserves the right to withhold payment of any VAT to the Underwriters until the Underwriters have provided the Company with a valid invoice that complies with all relevant tax regulations and that specifically states the applicable VAT. If the Underwriters have incorrectly determined the applicable VAT and, as a result thereof, the Company has overpaid the Underwriters, the Underwriters will repay the overpaid amount plus interest to the Company upon the Company’s written request. If the Underwriters have incorrectly determined the applicable VAT and, as a result thereof, the Company has underpaid the Underwriters, the Company shall pay the outstanding amount to the Underwriters upon receipt of a valid invoice that complies with all relevant tax regulations and that specifically states the applicable VAT, as corrected.

19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives of the Underwriters at: Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, fax: 646-291-1469; Deutsche Bank Securities Inc., 1 Columbus Circle, New York, New York 10019, Attention: Debt Capital Markets Syndicate, with a copy to General Counsel, Fax: (646) 374-1071 and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, with a copy to the Underwriters’ counsel at Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: John Meade; and if to the Issuers shall be delivered, mailed or sent to NXP B.V., High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands; Attention: Legal Department, Fax Number: +31 40 272-9658; provided that in the case of the consultations referred to in Section 5(a)(ii) and Section 9, the Underwriters shall also use other means of communication to contact the Issuers.

21. Patriot Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuers and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding, please sign and return to us your counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Pages as Follows]

Very truly yours,

NXP B.V.

By:	/s/ Luc de Dobbeleer
Name: Luc de Dobbeleer
Title: Authorized Signatory

NXP FUNDING LLC

By:	/s/ Luc de Dobbeleer
Name: Luc de Dobbeleer
Title: Authorized Signatory

NXP USA, INC.

By:	/s/ Jennifer B. Wuamett
Name: Jennifer B. Wuamett
Title: President and Secretary

NXP SEMICONDUCTORS N.V.

By:	/s/ Luc de Dobbeleer
Name: Luc de Dobbeleer
Title: Authorized Signatory

Accepted as of the date hereof:

Citigroup Global Markets Inc.

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

[Signature Page to Underwriting Agreement]

Schedule II-3

Accepted as of the date hereof:

Deutsche Bank Securities Inc.

By:	/s/ John C. McCabe
Name: John McCabe
Title: Managing Director

By:	/s/ John Han
Name: John Han
Title: Managing Director

[Signature Page to Underwriting Agreement]

Schedule I-1

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:	/s/ Sam Chaffin
Name: Sam Chaffin
Title: Vice President

[Signature Page to Underwriting Agreement]

Schedule II-2

SCHEDULE I

Underwriters	Principal Amount of 2027 notes to be purchased	Principal Amount of 2033 notes to be purchased
Citigroup Global Markets Inc.	$150,000,000	$300,000,000
Deutsche Bank Securities Inc.	$150,000,000	$300,000,000
Goldman Sachs & Co. LLC	$150,000,000	$300,000,000
Rabo Securities USA, Inc.	$25,000,000	$50,000,000
SMBC Nikko Securities America, Inc.	$25,000,000	$50,000,000

Total:	$500,000,000	$1,000,000,000

Schedule II-4

SCHEDULE II

[Attached]

Schedule II-I

$1,500,000,000

NXP B.V.

NXP FUNDING LLC

NXP USA, INC.

May 12, 2022

$500,000,000 4.400% SENIOR NOTES DUE 2027

$1,000,000,000 5.000% SENIOR NOTES DUE 2033

Issuers:	NXP B.V., NXP Funding LLC and NXP USA, Inc. (collectively, the “Issuers” or “we”)

Notes:	$500,000,000 4.400% Senior Notes due 2027 (the “2027 Notes”) $1,000,000,000 5.000% Senior Notes due 2033 (the “2033 Notes”)

Guarantor:	The Notes will be guaranteed by NXP Semiconductors N.V., the holding company of NXP B.V.

Principal Amount:	2027 Notes: $500,000,000 2033 Notes: $1,000,000,000

Use of Proceeds:

We estimate that the net proceeds to us from this offering, after deducting the Underwriters’ discounts and commissions payable by us, will be approximately $1,490,615,000.

We intend to use the net proceeds from the offering of the 2027 Notes, together with all or a portion of the net proceeds of the 2033 Notes to redeem the $900 million aggregate principal amount of the outstanding 4.625% 2023 Notes in accordance with the terms of the indenture governing the 4.625% 2023 Notes, including all premiums, accrued interest and costs and expenses related to the 4.625% 2023 Notes Redemption. Any remaining net proceeds from the 2027 Notes will be temporarily held as cash and other short term securities or used for general corporate purposes, which may include capital expenditures or short-term debt repayment. We intend to allocate an amount equal to the net proceeds of the 2033 Notes to Eligible Green Projects (as defined below). Pending the allocation of an amount equal to the proceeds of the 2033 Notes toward Eligible Green Projects, we expect to temporarily use all or a portion of the net proceeds from the offering of the

2033 Notes to help fund the redemption of the 4.625% 2023 Notes. As of April 3, 2022, $900 million aggregate principal amount of the 4.625% 2023 Notes was outstanding. The 4.625% 2023 Notes bear interest at a rate per annum of 4.625% and mature on June 2, 2023. We are under no obligation to redeem the 4.625% 2023 Notes prior to their maturity.

Stated Maturity Date:	2027 Notes: June 1, 2027 2033 Notes: January 15, 2033

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Offering Price:	2027 Notes: 99.846%, plus accrued interest, if any, from May 16, 2022 2033 Notes: 99.701%, plus accrued interest, if any, from May 16, 2022

Coupon:	2027 Notes: 4.400% per annum 2033 Notes: 5.000% per annum

Yield to Maturity:	2027 Notes: 4.434% 2033 Notes: 5.035%

Benchmark Treasury:	2027 Notes: 2.750% UST due April 30, 2027 2033 Notes: 1.875% UST due February 15, 2032

Benchmark Treasury Price / Yield:	2027 Notes: 99-27 / 2.784% 2033 Notes: 91-27 3⁄4 / 2.835%

Spread to Benchmark Treasury:	2027 Notes: T + 165 basis points 2033 Notes: T + 220 basis points

Interest Payment Dates:	2027 Notes: June 1 and December 1, beginning on December 1, 2022 2033 Notes: January 15 and July 15, beginning on January 15, 2023

Record Dates:	2027 Notes: May 15 and November 15 2033 Notes: January 1 and July 1

2

Par Call:

2027 Notes: Par call on or after May 1, 2027 (the date that is one month prior to the final maturity date)

2033 Notes: Par call on or after October 15, 2032 (the date that is three months prior to the final maturity date)

Make-Whole Call:	2027 Notes: Callable at make-whole call of T+25 basis points 2033 Notes: Callable at make-whole call of T+35 basis points

CUSIP / ISIN:	2027 Notes: 62954H BE7 / US62954HBE71 2033 Notes: 62954H BB3 / US62954HBB33

Joint Bookrunners:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC Rabo Securities USA, Inc. SMBC Nikko Securities America, Inc.

Trade Date:	May 12, 2022

Settlement Date:	May 16, 2022 (T+2)

Distribution:	SEC-registered

Governing Law:	State of New York

*    *    *    *

This communication is confidential and is intended for the sole use of the person to whom it is provided by the sender. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuers and Guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that have been filed with the SEC that are incorporated by reference in the prospectus for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuers, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. at 1-800-831-9146; Deutsche Bank Securities Inc. at 1-800-503-4611 or Goldman Sachs & Co. LLC at 1-866-471-2526.

3

No prospectus is required, in any member state of the European Economic Area, in accordance with Regulation (EU) 2017 / 1129 or, in the United Kingdom, in accordance with Regulation (EU) 2017 / 1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

4

SCHEDULE II(a)

Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

•	Net roadshow dated May 12, 2022

SCHEDULE II(b)

Additional Documents Incorporated by Reference: None

Schedule II-2

EXHIBIT A-1

FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP,

SPECIAL U.S. COUNSEL FOR THE COMPANY

Schedule II-1

EXHIBIT A-2

FORM OF NEGATIVE ASSURANCE LETTER OF SKADDEN, ARPS,

SLATE, MEAGHER & FLOM LLP, SPECIAL U.S. COUNSEL FOR THE COMPANY

EXHIBIT A-3

FORM OF TAX OPINION OF SKADDEN, ARPS, SLATE, MEAGHER &

FLOM LLP, SPECIAL U.S. COUNSEL FOR THE COMPANY

EXHIBIT B-1

FORM OF OPINION OF DUTCH COUNSEL FOR THE COMPANY

Exhibit B-1-1

EXHIBIT B-2

FORM OF OPINION OF THE GENERAL COUNSEL FOR THE COMPANY

Exhibit B-0

EXHIBIT C

[•], 2022

NXP B.V.

NXP FUNDING LLC

NXP USA, INC.

Chief Financial Officer’s Certificate

In connection with the offer and sale by NXP B.V., NXP Funding LLC and NXP USA, Inc. (collectively, the “Issuers”) of $500,000,000 aggregate principal amount of 4.400% Senior Notes due 2027 and $1,000,000,000 aggregate principal amount of 5.000% Senior Notes due 2033 (collectively, the “Securities”) pursuant to the Underwriting Agreement, dated May 12, 2022 (the “Underwriting Agreement”), I, Bill Betz, the Executive Vice President and Chief Financial Officer of NXP Semiconductors N.V. (“NXP Holding”), have been asked to deliver this certificate to the Underwriters named in the Underwriting Agreement, and, based on my examination of NXP Holding’s financial records and schedules undertaken by myself or members of my staff who are responsible for NXP Holding’s financial accounting matters, I hereby certify that:

1.	Certain financial data from the [Pricing] Prospectus have been marked in the pages attached hereto as Annex A (the “Prospectus Financial Information”).

2.

The Prospectus Financial Information marked with an “A” on Annex A (1) is derived from the internal accounting records of NXP Holding, and (2)(a) fairly presents, in all material respects, the results of operations, financial performance or financial position of NXP Holding as of, and for, the period presented, or (b) fairly presents the relevant Prospectus Financial Information on an “as adjusted” basis based on the applicable assumptions specified in the [Pricing] Prospectus.

3.

Certain financial data and green bond allocation data from the roadshow presentation dated May 12, 2022 have been marked in the pages attached hereto as Annex B (the “RP Financial and Green Bond Allocation Information” and, together with the Prospectus Financial Information, the “Financial Information”).

4.

The RP Financial and Green Bond Allocation Information marked with a “B” on Annex B (1) is derived from the internal accounting records of NXP Holding, and (2) fairly presents, in all material respects, the results of operations, financial performance or financial position of NXP Holding as of, and for, the period presented.

5.

I, or members of my staff, have read the Financial Information and with regard thereto, we have (a) compared the amounts to the internal accounting records of NXP Holding from which the Financial Information were derived and found them to be in agreement or (b) recalculated the “as adjusted” amounts based on the applicable assumptions specified in the [Pricing] Prospectus and found them to be in agreement.

This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of NXP Holding in connection with the offering of the Securities covered by the [Pricing] Prospectus.

Capitalized terms used but not defined in this certificate have the meaning assigned to them in the Underwriting Agreement.

[Signature page follows]

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first written above.

Name:	Bill Betz
Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to Chief Financial Officer’s Certificate]

Annex A - CFO Certificate

Annex B – CFO Certificate

EXHIBIT D

Underwriter Provided Information

Pursuant to Section 8(a), the Underwriters have furnished for use in the Pricing Prospectus and Prospectus and any Issuer Free Writing Prospectus only the following information:

1. The marketing names of the Underwriters on the front and back covers of the Pricing Prospectus and Prospectus and the legal names of the Underwriters in the “Underwriting (Conflicts of Interest)” section;

2. The first sentence of the fourth paragraph in the “Underwriting (Conflicts of Interest)” section of the Pricing Prospectus and Prospectus, concerning the Underwriters proposing to initially offer the Notes at the initial offering price of the Notes;

3. The third sentence of the sixth paragraph in the “Underwriting (Conflicts of Interest)” section of the Pricing Prospectus and Prospectus, concerning the intention of the Underwriters to make markets in the Notes after completion of the offering; and

4. The first sentence of the eighth paragraph in the “Underwriting (Conflicts of Interest)” section of the Pricing Prospectus and Prospectus, concerning short positions and stabilizing transactions by the Underwriters.